UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2008

ACE LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	1-11778 (Commission File Number)	98-0091805 (I.R.S. Employer Identification No.)

17 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 295-5200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

In connection with the Company’s redomestication from the Cayman Islands to Switzerland, the shareholders of the Company on July 10, 2008 approved an amendment to the Company’s Memorandum of Association that changed the share capital of the Company to CHF 16,870,000,000 divided into 500,000,000 Ordinary Shares, par value of CHF 33.74 per share, as further described in the Company’s proxy statement/prospectus dated May 30, 2008, as filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) on May 30, 2008, under the heading “Proposal No. 4: Amendment of Memorandum of Association to Facilitate Change of Par Value”, which is hereby incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

As required by the recent amendment to the Company’s Articles of Association, the Company prepared an audited special purpose unconsolidated balance sheet valuing the investment in the Company’s subsidiaries based on a “mark-to-market” basis with the increase in fair value resulting in an increase to retained earnings. A copy of that balance sheet is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Audited Special Purpose Unconsolidated Balance Sheet Valuing the Investment in the Company’s Subsidiaries Based on a “Mark-to-Market” Basis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By:	/s/ ROBERT F. CUSUMANO
Robert F. Cusumano General Counsel

DATE: July 14, 2008